Roper Technologies Announces Second Quarter Financial Results

Sarasota, Florida, July 22, 2022 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the second quarter ended June 30, 2022.

Second quarter GAAP diluted earnings per share (“DEPS”) was $2.52. During the second quarter, Roper announced an agreement to sell a majority stake in its industrial businesses. The financial results for these businesses are reported as discontinued operations for all periods presented. Including the industrial businesses, adjusted DEPS was $3.95, compared to second quarter guidance of $3.80 - $3.84.

On a continuing operations basis, GAAP and adjusted revenue increased 10% to $1.31 billion, while organic revenue grew 11%. Adjusted EBITDA from continuing operations increased 10% to $515 million.

"Our businesses delivered another great quarter with broad-based strength across the enterprise," said Neil Hunn, Roper Technologies’ President and CEO. "The combination of double-digit software recurring revenue growth and robust product demand generated organic revenue growth of 11%. As a result of our strong Q2 results and continued positive momentum across the portfolio, we are increasing our full year outlook."

"As previously announced, during the quarter we reached an agreement to sell a majority stake in our industrial businesses, which will meaningfully enhance the quality of our enterprise," said Mr. Hunn. "Roper's go-forward portfolio is better positioned to generate higher and less cyclical organic revenue growth, while benefiting from an improved working capital position and continued strong cash conversion. Including the net proceeds from this transaction, our M&A firepower will expand to more than $7 billion, which will be targeted toward our large pipeline of high-quality acquisition opportunities."

Initiating Continuing Operations Guidance

Roper is initiating full year 2022 guidance for adjusted DEPS from continuing operations of $13.46 - $13.62. On a comparable basis, excluding $2.30 for the industrial businesses now reported as discontinued operations, previous guidance would have been $13.20 - $13.45.

For the third quarter of 2022, the Company expects adjusted DEPS from continuing operations of $3.42 - $3.46.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures, as well as any redeployment of proceeds from announced or completed divestitures.

Discontinued Operations

On June 1, 2022, Roper announced an agreement to sell a majority stake in its industrial businesses, including its entire historical Process Technologies reportable segment (AMOT, CCC, Cornell, FTI, Metrix, PAC, Roper Pump, and Viatran) and the industrial businesses within its historical Measurement & Analytical Solutions reportable segment (Alpha, Dynisco, Hansen, Hardy, Logitech, Struers, Technolog, and Uson). The financial results for these businesses are reported as discontinued operations for all periods presented.

Roper has completed the divestitures of the TransCore, Zetec, and CIVCO Radiotherapy businesses. The financial results for these businesses are reported as discontinued operations for all periods presented.

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Friday, July 22, 2022. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 3443983.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted DEPS Reconciliation A (Including Recently Announced Divestiture of Industrial Businesses)

	Q2 2021	Q2 2022		V %
GAAP DEPS	$2.69	$2.52		(6)%
2021 Divestitures (TransCore, Zetec, CIVCO Radiotherapy) B	(0.31)	0.10
Purchase accounting adjustment to acquired commission expense	(0.01)	(0.01)	C
Amortization of acquisition-related intangible assets D	1.08	1.07
Income tax restructuring expense associated with pending industrial sale	—	0.27
Adjusted DEPS	$3.44	$3.95		15%

Table 2: Adjusted Revenue and EBITDA Reconciliation ($M) (From Continuing Operations)

	Q2 2021	Q2 2022		V %
Adjusted Revenue Reconciliation
GAAP Revenue	$1,190	$1,311		10%
Adjusted Revenue	$1,190	$1,311		10%

Components of Adjusted Revenue Growth
Organic				11%
Acquisitions/Divestitures				1%
Foreign Exchange				(1)%
Adjusted Revenue Growth				10%

Adjusted EBITDA Reconciliation
GAAP Net Earnings	$204	$225
Taxes	52	92
Interest Expense	59	45
Depreciation	12	9
Amortization	143	146
EBITDA	$471	$516		10%

Purchase accounting adjustment to acquired commission expense	(1)	(1)	C
Adjusted EBITDA	$469	$515		10%
% of Adjusted Revenue	39.4%	39.3%		(10 bps)

Table 3: Forecasted Adjusted DEPS Reconciliation A (From Continuing Operations)

	Q3 2022		FY 2022
	Low End	High End	Low End	High End
GAAP DEPS	$2.37	$2.41	$9.00	$9.16
Purchase accounting adjustment to acquired commission expense C	(0.01)	(0.01)	(0.04)	(0.04)
Amortization of acquisition-related intangible assets D	1.06	1.06	4.23	4.23
Income tax restructuring expense associated with pending industrial sale	—	—	0.27	0.27
Adjusted DEPS	$3.42	$3.46	$13.46	$13.62

A.	All 2021 and 2022 adjustments taxed at 21%.

B.	2021 adjusted for operations of divested businesses as filed in the 2021 10-K; 2022 adjusted for gain / (loss) on disposition of discontinued operations, net of tax, associated with the working capital true-up related to the TransCore divestiture.

C.	2022 actual results and 2022 forecast of estimated acquisition-related fair value adjustments to commission expense related to the acquisition of Vertafore as shown below ($M, except per share data).
		Q2 2021A	Q2 2022A	Q3 2022E	FY 2022E
	Pretax	$(1)	$(1)	$(1)	$(5)
	After-tax	$(1)	$(1)	$(1)	$(4)
	Per Share	$(0.01)	$(0.01)	$(0.01)	$(0.04)

D.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data).
		Including Industrial Businesses		Continuing Operations
		Q2 2021A	Q2 2022A	Q3 2022E	FY 2022E
	Pretax	$145	$144	$144	$573
	After-tax	$114	$114	$113	$452
	Per share	$1.08	$1.07	$1.06	$4.23

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500 and Fortune 500. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess free cash flow toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact Information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses, as well as complete any announced divestitures, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	June 30, 2022	December 31, 2021
ASSETS:

Cash and cash equivalents	$2,879.1	$351.5
Accounts receivable, net	628.5	687.6
Inventories, net	92.5	69.2
Income taxes receivable	21.2	16.8
Unbilled receivables	105.4	81.9
Other current assets	154.0	136.1
Current assets held for sale	1,111.3	1,078.0
Total current assets	4,992.0	2,421.1

Property, plant and equipment, net	77.3	82.7
Goodwill	13,566.6	13,476.3
Other intangible assets, net	6,300.7	6,509.1
Deferred taxes	46.3	50.0
Other assets	367.4	369.8
Assets held for sale	—	804.9
Total assets	$25,350.3	$23,713.9

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$128.8	$98.3
Accrued compensation	201.4	261.9
Deferred revenue	1,105.2	1,106.3
Other accrued liabilities	388.0	398.7
Income taxes payable	310.4	117.3
Current portion of long-term debt, net	799.9	799.2
Current liabilities held for sale	232.4	340.1
Total current liabilities	3,166.1	3,121.8

Long-term debt, net of current portion	6,657.1	7,122.6
Deferred taxes	1,408.1	1,466.2
Other liabilities	392.5	390.1
Liabilities held for sale	—	49.4
Total liabilities	11,623.8	12,150.1

Common stock	1.1	1.1
Additional paid-in capital	2,417.1	2,307.8
Retained earnings	11,613.5	9,455.6
Accumulated other comprehensive loss	(287.8)	(183.1)
Treasury stock	(17.4)	(17.6)
Total stockholders' equity	13,726.5	11,563.8

Total liabilities and stockholders' equity	$25,350.3	$23,713.9

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net revenues	$1,310.8	$1,189.8	$2,590.6	$2,345.1
Cost of sales	399.3	350.6	781.9	689.6
Gross profit	911.5	839.2	1,808.7	1,655.5

Selling, general and administrative expenses	548.6	523.0	1,089.9	1,021.7
Income from operations	362.9	316.2	718.8	633.8

Interest expense, net	44.7	59.5	97.3	120.0
Other (expense) income, net	(1.3)	(0.2)	(3.4)	27.1

Earnings before income taxes	316.9	256.5	618.1	540.9

Income taxes	91.9	52.1	156.7	113.5

Net earnings from continuing operations	225.0	204.4	461.4	427.4

Earnings from discontinued operations, net of tax	54.5	81.9	121.3	147.9
Gain / (loss) on disposition of discontinued operations, net of tax	(10.7)	—	1,706.6	—
Net earnings from discontinued operations	43.8	81.9	1,827.9	147.9

Net earnings	$268.8	$286.3	$2,289.3	$575.3

Net earnings per share from continuing operations:
Basic	$2.13	$1.94	$4.36	$4.06
Diluted	$2.11	$1.92	$4.32	$4.03

Net earnings per share from discontinued operations:
Basic	$0.41	$0.78	$17.28	$1.41
Diluted	$0.41	$0.77	$17.12	$1.39

Net earnings per share:
Basic	$2.54	$2.72	$21.64	$5.47
Diluted	$2.52	$2.69	$21.44	$5.42

Weighted average common shares outstanding:
Basic	105.9	105.3	105.8	105.1
Diluted	106.8	106.4	106.8	106.2

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$627.5		$587.9		$1,255.7		$1,161.0
Network Software	342.9		297.8		681.4		585.3
Technology Enabled Products	340.4		304.1		653.5		598.8
Total	$1,310.8		$1,189.8		$2,590.6		$2,345.1

Gross profit:
Application Software	$430.9	68.7%	$407.3	69.3%	$866.3	69.0%	$804.5	69.3%
Network Software	289.1	84.3%	250.1	84.0%	574.0	84.2%	489.6	83.6%
Technology Enabled Products	191.5	56.3%	181.8	59.8%	368.4	56.4%	361.4	60.4%
Total	$911.5	69.5%	$839.2	70.5%	$1,808.7	69.8%	$1,655.5	70.6%

Operating profit*:
Application Software	$165.3	26.3%	$153.5	26.1%	$337.6	26.9%	$307.0	26.4%
Network Software	137.1	40.0%	111.2	37.3%	273.9	40.2%	216.8	37.0%
Technology Enabled Products	111.4	32.7%	102.3	33.6%	211.1	32.3%	207.9	34.7%
Total	$413.8	31.6%	$367.0	30.8%	$822.6	31.8%	$731.7	31.2%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $50.9 and $50.8 for the three months ended June 30, 2022 and 2021, respectively, and $103.8 and $97.9 for the six months ended June 30, 2022 and 2021, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net earnings from continuing operations	$461.4	$427.4
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	18.7	23.5
Amortization of intangible assets	291.3	285.8
Amortization of deferred financing costs	6.3	6.8
Non-cash stock compensation	61.2	61.5
Gain on sale of assets, net of tax	—	(21.6)
Income tax provision, excluding tax associated with gain on sale of assets	156.7	108.1
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	55.2	41.7
Unbilled receivables	(24.7)	(14.1)
Inventories	(23.7)	1.2
Accounts payable	30.9	24.3
Other accrued liabilities	(64.7)	(16.4)
Deferred revenue	38.6	39.9
Cash tax paid for gain on disposal of businesses	(377.9)	—
Cash income taxes paid	(279.4)	(137.3)
Other, net	(18.9)	(25.3)
Cash provided by operating activities from continuing operations	331.0	805.5
Cash provided by operating activities from discontinued operations	80.1	179.6
Cash provided by operating activities	411.1	985.1

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(258.9)	(15.5)
Capital expenditures	(13.7)	(12.8)
Capitalized software expenditures	(15.0)	(15.3)
Proceeds from sale of assets	—	27.1
Other, net	—	(1.6)
Cash used in investing activities from continuing operations	(287.6)	(18.1)
Proceeds from disposition of discontinued operations	2,995.9	—
Cash used in investing activities from discontinued operations	(3.3)	(4.1)
Cash provided by (used in) investing activities	2,705.0	(22.2)

Cash flows from (used in) financing activities:
Borrowings (payments) under revolving line of credit, net	(470.0)	(870.0)
Cash dividends to stockholders	(130.7)	(117.8)
Proceeds from stock-based compensation, net	40.9	45.2
Treasury stock sales	8.5	8.2
Other	(0.2)	(0.1)
Cash flows used in financing activities from continuing operations	(551.5)	(934.5)
Cash flows used in financing activities from discontinued operations	(11.4)	(0.1)
Cash flows used in financing activities	(562.9)	(934.6)
(Continued)

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited) - (Continued)
(Amounts in millions)

	Six months ended June 30,
	2022	2021

Effect of foreign currency exchange rate changes on cash	(25.6)	1.2

Net increase in cash and cash equivalents	2,527.6	29.5

Cash and cash equivalents, beginning of period	351.5	308.3

Cash and cash equivalents, end of period	$2,879.1	$337.8